  EXHIBIT 6(i)

TRUST AGREEMENT

OF

APEX SOUTH CREEK, DST

A DELAWARE STATUTORY TRUST

This TRUST AGREEMENT of Apex South Creek, DST, a Delaware statutory trust (the “Trust”), dated as of November 18, 2022 is made between Apex South Creek IB, LLC, a Delaware limited liability company (the “Initial Beneficiary”), Sorensen Entity Services LLC, a Delaware limited liability company, as co-trustee (the “Delaware Trustee”), Apex South Creek ST, LLC, a Delaware limited liability company, as co-trustee (the “Signatory Trustee”), and Chris Sorensen (the “Independent Trustee”) and any other Person who subsequently signs this agreement (the “Trust Agreement”) and becomes a party to it. The Delaware Trustee and Signatory Trustee are collectively referred to herein as, the “Trustees”).

WHEREAS, the Trustees formed the Trust as a “statutory trust” pursuant to and in accordance with the Delaware Statutory Trust Act (Title 12, Chapter 38 §3801 et. seq.), as amended from time to time (the “Act”) by filing the Certificate of Trust with the Delaware Secretary of State on August 22, 2022, and intend that tl1is Trnst Agreement constitute tl1e “governing instrument” of the Trnst (as such term is defmed in Section 380l(c) of the Act);

WHEREAS, on the date hereof the Initial Beneficiary owns one huudred percent (100%) of the Interests in the Trust;

WHEREAS, the Trust will acquire the multi-family residential community to be known as Apex at South Creek, located at 3060 Southcreek Boulevard, Orlando, Florida 32824 (the “Real Estate”);

WHEREAS, tl1e Real Estate will be subject to the Loan and the Master Lease as hereinafter defined;

WHEREAS, it is anticipated that certain Persons will purchase Interests in exchange for payment of money and become Investors as such terms are defined herein pursuant to a private placement of Interests, and such proceeds shall be used by the Signatory Trustee to replace certain interest of the Initial Beneficiary and for payment of expenses and fees as set forth in the Private Placement Memorandum.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Trust Agreement, the capitalized terms set forth below shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person owning beneficially, directly or indirectly, any ownership interest in such specified Person or directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Bankruptcy” shall mean, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or oilier pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankmptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

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“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Control” shall mean (whether capitalized or not), with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or othe1wise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, more than fifty percent (50%) of the ownership interests.

“Delaware Trustee” shall have the meaning set forth in the Preamble to this Trust Agreement.

“Disposition” means any sale, disposition or exchange of the Trust Property, including, without limitation, a roll-up transaction pursuant to Section 721 of the Code with respect to the Trust Property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Independent Trustee” shall have the meaning ascribed to such term in Section. The initial Independent Trustee shall be Chris Sorensen.

“Interest” shall mean, with respect to an Investor, such Investor’s beneficial ownership interest in the Trust Property, which is reflected on Exhibit A attached hereto and made a part hereof. All Interests shall be of a single class.

“Investor(s)” shall mean the Initial Beneficiary to the extent it retains an Interest, each holder of an Interest and each of their successors in interest as beneficiaries of the Trust pursuant to Article III.

“Lender” shall mean Walker & Dunlop, LLC, a Delaware limited liability company, and its successors and assigns with respect to the Loan.

“Loan” shall mean the first mortgage loan from Lender in the approximate amount of Forty-Five Million Nine Hundred Ninety-Four Thousand and No/JOO Dollars ($45,994,000), as evidenced and secured by the Loan Documents.

“Loan Agreement” shall mean that certain Multifamily Loan and Security Agreement, dated as of November 18, 2022, between the Trust and Lender with respect to the Loan.

“Loan Documents” shall mean any and all documents evidencing or securing the Loan or any assumptions thereof including, without limitation, the Loan Agreement and any promissory note, mortgage, assignment of leases and rents, indemnity agreement, guaranty certificate, escrow agreement, consent or subordination agreement or the ftmctional equivalent of any of the aforementioned, and any and all other documents evidencing or securing the Loan.

“Majority” shall mean at least fifty-one percent (51%).

“Master Lease” shall mean that certain Master Lease between the Trust, as landlord, and the Master Tenant, as tenant, with respect to the Real Estate.

“Master Tenant” shall mean Apex South Creek LeaseCo, LLC, a Delaware limited liability company.

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 “Organizational Documents” shall mean the Certificate of Trust and this Agreement.

“Person” shall mean a natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business t:Lust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Plan Asset Rules” shall mean 29 Code of Federal Regulations Section 2510.3-101, as amended from time to time.

“Private Placement Memorandum” shall mean the memorandum and related documents distributed to the prospective Investors that provides such persons with information relating to an investment in the Interests.

“Real Estate” shall have the meaning set forth in the recitals of this Trust Agreement.

“Real Estate Agreement” shall mean, collectively, the Purchase and Sale Agreement dated as of August 1, 2022, between the Trust, as purchaser and successor to Versity Invest, LLC, a Delaware limited liability company, and DHIC - South Creek, LLC, a Delaware limited liability company, as seller, and all amendments and supplements thereto.

“Regulations” shall mean U.S. Treasury Regulations promulgated under the Code. “Section” shall mean a section in this Trust Agreement, unless otherwise modified.

“Special Purpose Entity” shall mean an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the special purpose provisions set forth in Section 2.05 and Exhibit C of this Trust Agreement.

“Transaction Documents” shall mean the Trust Agreement, Real Estate Agreement, the Master Lease and the Loan Documents.

“Trustees” shall have the meaning set forth in the Preamble to this Trust Agreement.

“Trust Agreement” shall have the meaning set forth in the Preamble to this Trust Agreement.

“Trnst Property” shall mean all right, titie and interest of the Trust in and to any property contributed to the Trust, the Signatory Trustee on behalf of the Trust, by the Investors or otherwise owned by the Trust, including the Real Estate.

ARTICLE II

FORMATION OF TRUST

2.01 Name. The Trust created hereby shall be known as Apex South Creek, DST.

2.02 Registered Office and Agent: Principal Place of Business. The principal place of business of the Trust shall be at such place as the Signatory Trustee shall designate from time to time by notice to the Investors, which need not be in the State of Delaware. The initial principal place of business of the Trust shall be 20 Enterprise, Suite 400, Aliso Viejo, California 92656.

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2.03 Purposes.

(a) The purposes of the Trust are to engage in the following activities: (i) to acquire and own the Real Estate and any related personal property; (ii) to enter into or assume and comply with the terms of the Master Lease, tl1e Loan Documents and the other Transaction Documents; (iii) to conserve, protect, manage and dispose of the Real Estate; and (iv) to take such other actions as the Trustees deem necessary or advisable to carry out the foregoing.

(b) The Trust shall hold the Trust Property solely for investment purposes (and not for the active conduct of a trade or business) and only engage in activities that are customary services in connection with the maintenance and repair of the Real Estate. Neither the Trustees, Investors, nor their agents shall provide services: (i) that are not “customary services” within the meaning of Revenue Ruling 75-374, 1975-2 C.B. 261; (ii) the payment for which would not qualify as “rents from real property” within the meaning of Code Section 512(b)(3)(A)(i) and the Regulations thereunder; (iii) the payment for which would not qualify as “rents from real property” within the meaning of Code Sections 856(c)(2)(C) and 856(c)(3)(A) and the Regulations thereunder or (iv) other than as specifically provided in this Section 2.03.

(c) The Trust shall conduct no business other than as specifically set forth in this Section 2.03.

2.04 Declaration of Trust by Trustees. The Trustees hereby declare that they will hold the Trust Property upon the terms and conditions herein for the benefit of the Investors, subject to the obligations of the Trust under the Loan Documents, the Master Lease, the other Transaction Documents and other relevant agreements. It is the intention of the parties hereto that the Trust constitute a “statutory trust” under Chapter 38 of Title 12 of the Delaware Code. Not later than the date hereof, the Trustees shall have caused the filing of a Certificate of Trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”) pursuant to Section 3810 of Title 12 of the Act. It is the intention of the parties hereto that the Trust shall not constitute an agency, partnership, corporation, association or a business trust for federal income tax purposes. Instead, each Investor shall be treated for federal income tax purposes as if it holds a direct ownership interest in the Trust Property. Each Investor agrees to report its interest in the Trust in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing.

2.05 Limitation on Certain Activities. This Section 2.05 is being adopted in order to, an1ong other things, comply with certain provisions of the Loan Documents necessary to qualify the Company as a “special purpose entity.” Notwithstanding anything to the contrary contained herein, for so long as the Loan remains outstanding, in the event of any conflict between the provisions contained in Exhibit C and the other provisions of this Trust Agreement, tl1e provisions of Exhibit C shall control and govern.

2.06 Ownership of Interests by Initial Beneficiary. At the time of the first issuance of Interests by the Trust to Investors pursuant to the Private Placement Memorandum, the Initial Beneficiary shall be issued all Interests in exchange for any contribution of money and any deferred fees. Proceeds from subsequent sales of Interests shall be used for the payment of fees and expenses and to return to the Initial Beneficiary its capital contributions in reduction of a portion or all its Interests in the Trust, as the case may be.

2.07 Operative Timing Related to Certain Provisions of this Trust Agreement. Notwithstanding anything else in this Trust Agreement to the contrary, the following sections of this Trust Agreement shall be ofno force or effect until the admission of the first Investor (other than the Initial Beneficiary) to the Trust pursuant to the Private Placement Memorandum, at which time they shall become fully operative: (i) Section 6.02(b); (ii) Section 7.03; (iii) Section 7.05 (solely to the extent it refers to Section 7.03); (iv) Section 9.02; (v) Section 9.03; and (vi) Section 11.09 (solely with respect to the clause limiting amendments that would “vary the investment” of the Investors).

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ARTICLE III

TRANSFER AND ENCUMBRANCE OF INTERESTS

3.01 Sale of Interests. No Interest, or any portion thereof, may be assigned or transferred by any Investor (other than the Initial Beneficiary) without the prior consent of the Signatory Trustee (each a “Proposed Interest Transfer”). The Signatory Trustee’s consent to each Proposed Interest Transfer is subject to sole discretion of the Signatory Trustee. The assigurnent or transfer oflnterests shall be subject to the satisfaction of the following as detennined in the reasonable discretion of the Signatory Trustee:

(a) That such Proposed Interest Transfer complies with all applicable securities laws;

(b) That such Proposed Interest Transfer complies with all transfer restrictions and requirements set forth in the Loan Documents and does not itself or in combination with any other prior Interest transfer or Proposed Interest Transfer constitute an event of default under the Loan Documents;

(c) That such Proposed Interest Transfer would not result in the Trust having to register as an investment company or require the Trust or any Trustee to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(d) That such Proposed Interest Transfer does not cause the Trust Property to become “plan assets” (as defined in the Plan Asset Rules) subject to the fiduciary standards of Part 4 of Subtitle B of Title I ofERISA and Code Section 4975;

(e) That the transferor and transferee(s) in such Proposed Interest Transfer shall have executed docmnents to effectuate such transfer that are reasonably satisfactory to the Signatory Trustee, including that the transferee(s) shall have executed a written acceptance and adoption of this Trust Agreement; and

(f) That all expenses of such Proposed Interest Transfer shall have been paid by the transferor or the transferee in such proportion as they shall agree.

ARTICLE IV

DISTRIBUTIONS

4.01 Payments From Trust Property Only. Except as determined by the Signatory Trustee in its sole discretion and as is consistent with tl1e status of the Trust described in Section 5.01, all payments to be made by the Trustees under this Trust Agreement shall be from the Trust Property.

4.02 Distributions in General. The Signatory Trustee shall distribute all available cash as detennined pursuant to Section 4.01 to the Investors in accordance with their percentage ownership of the Interests in the Trust on a monthly basis, after paying or reinlbursing the Trustees for any fees or expenses paid by the Trustees on behalf of the Trust, paying debt service and related expenses and retaining such additional amounts as are necessary to pay anticipated ordinary current and future Trust expenses (“Reserves”). Amounts of cash retained pursuant to tl1is paragraph shall only be invested in short-term obligations of (or guaranteed by) the United States, or any agency or instrumentality thereof and in certificates of deposit or interest-bearing bank accounts of any bank or trust company having a mininlum stated capital and surplus of Fifty Million and no/100 Dollars ($50,000,000.00). All such obligations must mature prior to the next distribution date and be held to maturity. All amonnts distributable to the Investors pursuant to this Trust Agreement shall be paid by check or in immediately available funds by transfer to a banking institution with bank wire transfer facilities for the account of such Investor, as instmcted from time to time by such Investor.

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ARTICLEV

RIGHTS AND OBLIGATIONS OF INVESTORS

5.01 Status of Relationship.

(a) This Trust Agreement shall not be interpreted to impose a partnership or joint venture relationship on the Investors either in law or in equity. Accordingly, no Investor shall have any liability for the debts or obligations incurred by any other Investor, with respect to the Trust Property, or otherwise, and no Investor shall have any authority, other than as specifically provided herein, to act on behalf of any other Investor or to impose any obligation with respect to the Trust Property.

(b) For so long as there is only one (I) Investor that is an owner oflnterests in the Trust, the rights of such Investor with respect to any Trust Property held at such time will be such that the Trust will be characterized at such time as a “business entity” within the meaning of Regulation Section 301.7701-3. Because the sole Investor will be the sole beneficial owner of the Trust, the Trust will be characterized as a disregarded entity and any Trust Property held at such time will be treated for federal income tax purposes as the property of the sole Investor.

(c) At such time as there is more than one(!) Investor that is an owner ofhlterests in the Trust, it shall not constitute a business entity for federal income tax purposes, but shall instead constitute an investment trust pursuant to Regulation Section 301.7701-4(c); and a Grantor Trust under Subpart E of Part I, Subchapter J of the Code (Code Sections 671 and following).

5.02 No Legal Title to Trust Property in the Investors, Etc. Legal title to the Trust Property, including the Real Estate, shall be held by the Trust and the Investors shall not have legal title to the Trust Property. Neither the banlm1ptcy, death or other incapacity of any Investor nor the transfer, by operation of law or otherwise, of any right, title or interest of the Investors in and to the Trust Property or hereunder shall terminate this Trust Agreement. Except as expressly set forth herein, Investors shall not be liable for any liabilities or obligations of the Trust or the Trustees or for the performance of the Trust Agreement. The banlmJptcy, death, dissolution, liquidation, termination or adjudication of incompetency of an Investor shall not cause the Investor to cease to be an Investor of the Trust and shall not cause the termination or dissolution of the Trust and the business of the Tn1st shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Investor shall have all the rights of such Investor for the pmpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Investor. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Trust Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such banlmJpt, deceased, dissolved, liquidated, terminated or incompetent Investor. Notwithstanding any other provision of this Trust Agreement, no Investor shall have any right under the Act, or Section 18-80 I(b) of the Delaware Limited Liability Act, if applicable, to agree in writing to dissolve the Trust upon the bankruptcy of an Investor or the occurrence of any event that causes an Investor to cease to be an Investor. The existence of the Trust as a separate legal entity shall continue until the cancellation of its Certificate of Trust as provided in the Act.

5.03 Sale of Trust Property by Trustees Is Binding. Any sale or other conveyance of the Trust Property or any part thereof by the Signatory Trustee made pursuant to the terms of this Trust Agreement, including a Disposition under Section 9.04, shall bind the Investors and be effective to transfer or convey all rights, title and interest of the Trustees and the Investors in and to the Trust Property. Nevertheless, prior to the Signatory Trustee entering into a binding contract to sell or convey the Real Estate, the Signatory Trustee shall notify the Investors of such potential transaction and solicit their views on the transaction. The Signatory Trustee shall consider the Investors’ views and opinions in good faith, but not be bound by such opinions and the decision to do the transaction or not rests solely with the Signatory Trustee.

5.04 No In-Kind Distributions: Waiver of Partition: Nature of Interest. To the fullest extent permitted by law, and consistent with Section 3805 of the Act, each Investor and any additional Investor admitted to the Trust shall not have, and hereby completely and hTevocably waives, any and all power or right: (a) to cause the Trust or any of its assets to be partitioned or divided or to demand or receive an in-kind distribution of the Trust Property; (b) to cause the appointment of a receiver for all or any portion of the assets of the Trust; (c) to compel any sale of all or any portion of the assets of the Trust pursuant to any applicable law; or (d) to file a complaint or to institute any proceeding at law or in equity to cause the bankruptcy, dissolution, liquidation, winding up or termination of the Trust. No Investor shall have any interest in any specific assets of the Trust, and no Investor shall have the stains of a creditor with respect to any distribution pursuant to Section 4.02 hereof. An Investor’s sole right with respect to the Trust shall be limited to the right to receive distributions as provided under Section 4.02. Each Investor’s Interest in the Trust is personal property.

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5.05 Role oflnvestors. For the avoidance of doubt, except solely as provided in Article X with respect to the appointment of a successor tmstee, Investors shall have no right to make decisions for or to operate or manage the Trust, it being understood and agreed that all authority with respect to the Trust, other than as expressly set forth in this Section 5.05, shall be vested in the Trustees as provided in this Trust Agreement.

ARTICLE VI

TRUSTEES IN GENERAL

6.01 Acceptance of Trust and Duties. The Trustees accept the Trust hereby created and agree to perform their duties as so provided, including receiving and disbursing all money received by them constituting part of the Trust Property, subject to the Loan Documents, Master Lease, the other Transaction Documents and other relevant agreements.

6.02 Limitation on Fiduciary Duties of Trustees. Consistent with Sections 3803(b) and 3806(c)(2) of the Act, the duties and liabilities of the Trustees to the Trust and the Investors pursuant to this Trust Agreement are expressly limited as follows:

(a) The Trustees shall not be individually answerable or accountable for their omissions or actions on behalf of the Trust, except: (i) for their own willful misconduct or gross negligence, (ii) for the inaccuracy of any of their representations or warranties contained in Section 6.05 hereof, (iii) for their failure to comply with Section 7.03, (iv) for their own income taxes based on fees, commissions or compensation received as a trustee, or (v) for the failure to use ordinary care to disburse money received by them in accordance with the terms hereof.

(b) The Investors hereby acknowledge and agree that the Trustees and their Affiliates engage in business activities other than acting as Trustees hereunder, and each Investor hereby waives any claim or cause of action against any Trustee as result of any potential or actual conflict of interest arising as a result of any such business activity on the part of the Trustees or their Affiliates. Such business activities include, but are not limited to, the Trustees or their Affiliates: (i) receiving fees related to the acquisition of the Trust Property, (ii) acting as Master Tenant with respect to the Trust Property; (iii) owning an interest in and receiving distributions of income from the Trust Property, (iv) engaging directly or indirectly in business activities that may relate to the Trust Property, (v) acquiring, or sponsoring the acquisition of interests by investors in, parcels of real property that may compete with the Trust Property, and (vi) undertaking obligations (including obligations as trustees) to entities other than the Trust.

(c) The Independent Trustee shall have no fiduciary duties to the Investors, including the Initial Beneficiary, and to the greatest extent permitted by the Act and the law of the State of Delaware, the Investors and the Initial Beneficiary hereby waive and release the Independent Trustee from any and all fiduciary duties otherwise owed to such parties by the Independent Trustee under this Agreement, under the Act or otherwise imposed by law.

6.03 Not Acting in Individual Capacity. Except as otlierwise provided in this Article VI and pursuant to Section 3803(b) of the Act, the Trustees act solely as Trustees hereunder and not in their individual capacity, and all Persons other than tl1e Investors having any claim against the Trustees by reason of the transactions contemplated hereby shall look only to the Trust Property for payment or satisfaction thereof, but subject to the liens and other obligations created pursuant to the Loan Documents.

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6.04 Authority of Trustees. The Trustees shall manage, control, dispose of or otherwise deal with the Trust Property consistent with their duties to conserve and protect the Trust Property, subject to any restrictions required by the Loan Documents, or otherwise provided in this Trust Agreement. In addition, the Signatory Trustee shall have the obligations with respect to a potential Distribution pursuant to Section 9.04.

6.05 Representations or Warranties as to Trust Property or Documents. The Trustees make no representation or warranty as to (i) the title, value, condition or operation of the Trust Property, and (ii) the validity or enforceability of any Transaction Document or as to the correctness of any statement contained in any thereof, except as expressly made by the Trustees in their individual capacities. The Trustees represent and warrant to the Investors that this Trust Agreement has been authorized, executed and delivered by each Trustee respectively.

6.06 Reliance. The Trustees shall not be liable to anyone for relying on any signature, instnunent, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by them to be genuine and signed by the proper parties. The Trustees may accept a copy of a resolution of the board of directors or other governing body of any corporate party, certified by the secretary or a senior officer thereof, as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereofrely on an officer’s certificate of the relevant Person (if not an individual) as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken, suffered or omitted by it in good faith in reliance thereon.

6.07 Advice of Counsel. In the administration and interpretation of the Trust, the Trustees may perform any of their powers and duties, directly or through agents or attorneys and may consult with counsel, acconntants and other skilled Persons selected and employed by them. The Trustees shall not be liable for anything done or omitted in good faith in accordance with the advice or opinion within the scope of competence of any such counsel, accountant or other skilled Persons selected with due care.

6.08 Compensation. The Delaware Trustee shall receive as compensation for its services an initial fee, monthly fees and document execution fees as agreed to by the Trustees in a separate agreement, provided that all such fees shall be fully subordinate to the Loan. The Signatory Trustee shall serve without compensation for services solely as the Signatory Trustee.

6.09 Independent Trustee. At all times there shall be one Independent Trustee (defined below) and no vote requiring the lillanimous consent of the trnstees may be taken unless at the time of such vote there shall be at least one trustee who is an Independent Trustee. The Independent Trustee may be removed only for Cause (as defined below). No resignation or removal of an Independent Trustee shall be effective until(!) the Trust has provided Lender with not less than five business days’ prior written notice of such resignation or removal, and (2) a successor Independent Trustee is appointed and such successor shall have accepted his or her appointment as an Independent Trustee. “Cause” means, with respect to an Independent Trustee, (i) acts or omissions by such Independent Trustee that constitute willful disregard of such Independent Trustee’s duties under the applicable Organizational Docmnents, (ii) that such Independent Trustee has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime 1mder any law applicable to such Independent Trustee, (iii) that such Independent Trustee is unable to perform his or her duties as Independent Trustee due to death, disability or incapacity, or (iv) that such Independent Trustee no longer meets the defmition oflndependent Trustee. “Independent Trustee” means an individual who has prior experience as an independent trustee, independent director, independent manager or independent member with at least three years of employment experience and who is provided by, and is good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, Sorensen Entity Services LLC or, if none of those companies is then providing professional Independent Trustees or is not acceptable to the rating agencies, another nationally-recognized company reasonably approved by Lender and, if required by Lender or the rating agencies, in each case that is not an affiliate of the Trust and that provides professional Independent Trustees and other corporate services in the ordinary course of its business, and which individual is duly appointed as a trustee of such trust and is not, and has never been, and will not while serving as Independent Trustee be, any of the following: (i) a member, partner, equity holder, manager, director, officer or employee of such trust, or any of its equityholders or affiliates (other than as an Independent Trustee of such trust or any affiliate of such trust that is not in the direct chain of ownership of such trust and that is required by a creditor to be a single purpose banlouptcy remote entitv, provided that such Independent Trustee is employed by a company that routinely provides professional Independent Trustees or managers in the ordinary course of business); (ii) a customer, creditor, supplier or service provider (including provider of professional services) to such trust orany of its equityholders or affiliates (other than a nationally-recognized company that routinely provides professional Independent Trustees and other corporate services to such trust or any of its equityholders or affiliates in the ordinary course of business); (iii) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or (iv) a person or entity that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above. A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the Independent Trustee of a “special purpose entity” affiliated with the Trust that is not in the direct chain of ownership of such trust shall not be disqualified from serving as an Independent Trustee, provided that the fees that such individual earns from serving as Independent Trustees of such affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

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ARTICLE VII

DUTIES OF TRUSTEES

7.01 Duties of the Trustees in General.

(a) The Trustees shall only have the duties and obligations expressly provided in this Trust Agreement. Except to the extent specifically provided in Section 7.0l(b) or Section 7.0l(c), to the effect that specific duties and obligations are those of the Delaware Trustee, and notwithstanding any other provision of this Trust Agreement, all the duties and obligations of the Trustees or of any of them under this Agreement shall be solely the duties and obligations of the Signatory Trustee.

(b) The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Signatory Trustee. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) executing any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Act, and (iii) any other duties specifically allocated to the Delaware Trustee in the Trust Agreement. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Investors, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Trust Agreement.

(c) Except as provided in Section 7.01(b), the Signatory Trustee is hereby authorized and directed to enter into any agreement permitted or directed by this Trust Agreement without the consent or signature of the Delaware Trustee including, without limitation, the Loan Documents and other Transaction Documents. The Delaware Trustee is authorized and directed to enter into such other documents and take such other actions as the Signatory Trustee shall specifically direct in written instructions delivered to the Delaware Trustee; provided, however, that the Delaware Trustee will take such action merely in a ministerial nondiscretionary capacity, as directed by the Signatory Trustee, and any such action shall not subject the Delaware Trustee to any liability, and provided further, however, that no Trustee shall be required to take any action if such Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability to such Trustee or is contrary to applicable law or any agreement to which such Trustee is a party. For the avoidance of doubt, this Section 7.0l(c) does not limit or condition the separate duties of the Delaware Trustee set forth in this Trust Agreement.

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(d) The Signatory Trustee has also been appoioted hereunder to satisfy such legal or administrative requirements as may be necessary or prudent to carry out the duties of the Trust with respect to the Loan Documents and other Transaction Documents or any Trust Property to the extent that the Delaware Trustee is not required to do so under applicable law. Notwithstandiog anything to the contrary in this Trust Agreement, so long as any obligation under the Loan Documents remains outstanding (subject, however, io all respects to Section 2.05), Signatory Trustee shall be required to comply with the special purpose entity requirements set forth in the Loan Documents.

7.02  Actions of Signatmy Trustee. The Signatmy Trustee has a duly to conserve and protect the Trust Property for the benefit of the Investors and is hereby authorized and directed to take any and necessary actions on behalf of the Trust, or to cause the Trust to take the same,  to conserve and protect the Trust Property for the benefit of the Investors, including, but not limited to;

(a) receiving the contribution of the Real Estate Agreement and acquiring, owning, conserving, protecting and selling the Real Estate;

(b) enteling into or assuming and complying with the terms of the Master Lease, the Loan Documents and any other Transaction Documents;

(c) conserving and maintaining the Real Estate in a manner consistent with the Trust’s obligations under the Master Lease;

(d) collecting rents and making distributions in accordance with Article IV;

(e) entering into any agreement for purposes of completing tax-free exchanges ofreal property with a Qualified Intermediary as defined in Section 1031 of the Code;

(f) notifyiog the relevant parties of any default by them under the Transaction Documents;

(g) subject to the terms and conditions of the Loan Documents, entering ioto an asset management agreement with a third party or an affiliate of the Signatory Trustee for a fee not to exceed 1% of gross income per year;

(h) solely to the extent necessitated by the bankruptcy or insolvency of the Master Tenant, renegotiating any existing leases or entering into one or more new lease(s) with respect to the Real Estate or negotiating or financing any debt secured by the Real Estate;

(i) notifyiog the Lender of any default under this Trust Agreement;

(j) taking all actions required under Section 9.02 of this Trust Agreement; and

(k) taking any action, which io the reasoned opinion of tax counsel to the Trust, should not have an adverse effect on either the treatment of the Trust as an “investment trust” within the meaning of Regulations Section 301.7701-4(c) or the Initial Beneficiary as a “grantor” within the meaning of Code Section 671.

7.03 Prohibited Actions. Notwithstanding any other provision in this Trust Agreement, the Trustees shall not take any of the following actions, provided, however, that such prohibition shall only apply if the effect of taking such action or actions would be that such action or actions would constitute the exercise of a power under the Trust Agreement to “vary the investment of the certificate holders” as defined by Regulation Section 301.7701-4(c)(l). Such actions which may constitute prohibited actions are: (a) reinvesting any monies of the Trust, except in accordance with Section 4.02; (b) renegotiating the terms of the Loan, entering into new mortgage financing, renegotiating the Master Lease or entering into new leases, except in the case of the Master Tenant’s bankruptcy or insolvency, (c) makiog other than minor non-structural modifications to the Real Estate, other than as required by law, (d) accepting any capital from the Investors or new investors except as provided for in the Private Placement Memorandum, or (e) taking any other action that, in the reasoned opinion of tax counsel to the Trust, should canse the Trust to be treated as a “business entity” for federal income tax purposes.

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7.04 Books and Records. The Signatory Trustee shall keep customary and appropriate books and records relating to the Trust and the Trust Property and shall certify reports regru·ding srune to the Lender, if required by the Loan Documents. The Signatory Trustee shall maintain separate books and records for each Investor’s Interest and shall provide reports of income and expenses to each Investor as necessary for such Investor to prepare his/her income tax returns regarding the Trust Property.

7.05 Duty to Act.

(a) The Trustees shall not be required to act or refrain from acting under this Trust Agreement (other than the actions prohibited in Section 7.03) if the Trustees reasonably detennine, or have been advised by legal counsel, that such actions may result in personal liability, unless the Trustees are indemnified by the Investors, in a manner and form reasonably satisfactory to the Trustees (subject to the final sentence of Article VIII hereof), against any liability and costs (including reasonable legal fees and expenses) which may result from such actions, provided, however, that in all instances the Trustees shall cause the Trust to comply with the Loan Documents. However, the Investors shall not be required to indemnify the Trustees with respect to any of the matters described in Section 6.02(a) (i) through 6.02(a) (v).

(b) The Delaware Trustee shall have no duty (i) except as provided in Section 7.0l(b) with respect to the Delaware Trustee, to file, record or deposit any document or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document, (ii) to obtain or maintain any insurance on the Real Estate, (iii) to maintain the Real Estate, (iv) to pay or discharge any tax levied against any part of the Trust Property, (v) to confi1m, verify, investigate or inquire into the failure to receive any reports or financial statements from any Person obligated to provide such reports or financial statements, or (vi) to inspect the Real Estate at any time.

Section 7.06. Furnishing of Documents. The Signatory Trustee will promptly furnish to the Lender those documents as required by the Loan Documents.

ARTICLE VIII

INDEMNIFICATION AND PAYMENT OF THE TRUSTEES

The Trust agrees: (a) to reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals) incurred in connection with the performance of their duties under this Trust Agreement: (b) to the fullest extent permitted by law, to indenmify the Trustees, their owners, officers, directors, members, employees, agents and other Affiliates (collectively the “Trustee Indemnified Parties” and each a “Trustee Indemnified Party”) and hold the Trustee Indemnified Parties harmless, in their individual capacities, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements including reasonable legal fees and expenses which may be imposed on, incurred by or asserted at any time against them, in their individual capacities (and not indemnified against by other Persons) which relate to or arise out of the operation of the Trust (including the Trust Agreement a11d all transactions and documents contemplated thereby), the Trust Property, or the Loan Documents (all such items collectively the “Indemnified Costs”), provided, however, that the Trust shall not be required to indemnify any Trustee Indemnified Party with respect to any of the matters described in Sections 6.02(a)(i) through 6.02(a)(v) to the extent any such section is adjudged (as provided in subsection (c) below) to apply to such Trustee Indemnified Party; and (c) to the fullest extent permitted by law, to advance to each such Trustee Indemnified Party the Indemnified Costs incurred by such Trustee Indemnified Party in defending any claim, demand, action, suit or proceeding arising out of the operation of the Trust (including the Trust Agreement and all transactions and documents contemplated thereby), the Trust Property or the Loan Documents, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Trustee Indemnified Party, to repay such amount if a court of competent jurisdiction renders a final, non-appealable jndgment that includes a specific finding of fact that such Trustee Indemnified Party is not entitled to indemnification pursuant to this Article VIII (i. e., because such court of competent jurisdiction specifically finds that any of Sections 6.02/a)(i) through 6.02/a)(v) apply to such Trustee Indemnified Party). The obligations of the Trust pursuant to this Article VIII shall survive the resignation or removal of any Trustee, the disposition of the Trust Property, the termination of the Trust (whether in accordance with Article IX or otherwise), or the amendment, supplement or restatement of this Trust Agreement. So long as any obligation evidenced or secured by the Loan Documents is outstanding, no indemnity payment from funds of the Trust (as distinct from funds from other sources, such as insurance) of any indemnity pursuant to this Article VIII shall be payable from amotmts allocable to the Lender pursuant to the Loan Documents. Any indemnification set forth in this Trust Agreement shall be fully subordinate to the Loan and shall not constitute a claim against the Trust in the event its cash flow is insufficient to pay its obligations, nor shall it constitute a claim against any beneficial owner of an interest in the Trust.

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ARTICLE IX

TERMINATION OF TRUST AGREEMENT

9.01 Termination in General. The Trust shall dissolve and wind up in accordance with Section 3808 of the Act and each Investor’s share of the Trust Property shall, subject to Article IV hereof, be distributed to the Investors, at the earlier of (a) December 31, 2071, or (b) the sale or other Disposition of the Trust Property; provided, however, that no such dissolution or winding up will occur so long as any obligation evidenced or secured by any of the Loan Documents remains outstanding and not discharged in full.

9.02 Termination in Certain Circumstances. Notwithstanding Section 9.01, if (i) the Trust Property is in jeopardy of being foreclosed upon due to a default on the Loan or if there is otherwise an event of default under the Loan Documents beyond any applicable notice and cure period, (ii) the Loan is not repaid in full three (3) months prior to the stated maturity date of the Loan, (iii) the Trust Property or any portion thereof is subject to a casualty, condemnation or similar event, and upon any such event that is not adequately compensated for through insurance or otherwise, (iv) the Signatory Trustee determines that the Investors are at risk of losing all or a substantial portion of their investment in the Interests, (v) so long as any portion of the Loan remains outstanding, any event occurs that causes the Signatory Trustee to cease to be the Signatory Trustee of the Trust unless a replacement acceptable to Lender has been appointed, or (vi) so long as any portion of the Loan remains outstanding, any event resulting in the dissolution, liquidation, winding up or termination of the Trust occurs other than in accordance with the terms and conditions of the Loan Documents, and the Signatory Trustee is prohibited from taking actions to cure or mitigate the events described in clauses (i), (ii), (iii), (iv), (v) or (vi) above by reason of the restrictions set forth in Section 7.03 hereof, the Signatory Trustee shall, in compliance with such conditions precedent and other requirements as may be set forth in the Loan Documents (if still in force), terminate the Trust and distribute the Trust Property to the Investors in the manner provided in Section 9.03.

9.03 Distribution of Trust Property to Investors.

(a) If any obligation evidenced or secured by the Loan Documents remains outstanding and has not been satisfied in full at the time the Trust is to be terminated pursuant to Section 9.02, and if the Loan Documents prohibit a direct distribution of the Trust Property to the Investors as provided in Section 9.03(b)(ii), the Signatory Trustee shall, subject to the requirements set forth in the Loan Documents: (i) terminate the Trust in accordance with Section 9.02 by converting it pursuant to Section 3821 of the Act into a Delaware limited liability company (an “LLC”), the operating agreement for which will be substantially similar in form to the LLC operating agreement set forth as Exhibit B attached hereto and made a part hereof, with such changes thereto as may be required to cause the LLC to comply with the requirements of the Loan Documents, including changes as may be required to cause the LLC to comply with Section 6.13 of the Loan Agreement and the Rating Agency requirements referred to in the Loan Agreement (the “LLC Agreement”) (or in lieu of such conversion, as determined in the sole discretion of the Signatory Trustee, by transferring or contributing the Trust Property to, or by merging the Trust into, such LLC), which LLC shall acquire, by operation oflaw, contract, or otherwise, the Trust Property subject to the then-outstanding obligations of the Trust under the Loan Documents, the Master Lease and the other Transaction Documents, and which LLC shall assume, by operation of law, contract, or otherwise, the Trust’s obligations under the Loan Documents, the Master Lease and the other Transaction Documents, which assumption shall be evidenced by documents approved in writing by the Lender; (ii) effect the conversion or exchange of the Investors’ ownership interests in the Trust into equivalent membership interests in the LLC; (iii) cause the Signatory Trustee to be designated as the Manager (as such term is defined in the LLC Agreement) of the LLC and to execute all necessary documents, including the LLC Agreement on behalf of the members of the LLC; and (iv) take all other actions necessary to complete the termination and winding up of the T!ust and the formation of the LLC in accordance with the Act and the Delaware Limited Liability Company Act.

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(b) If no obligation evidenced or secured by the Loan Documents remains outstanding and all such obligations have been satisfied in full at the time the Trust is to be tenninated pursuant to Section 9.02, or if the Loan Documents do not prohibit a direct distribution of the Trust Property to the Investors, the Signatmy Trustee may in its sole discretion terminate the Trust in accordance with Section 9.02 by either (i) following the procedure described in Section 9.03(a), i.e., converting the Trust to an LLC or (ii) dissolving and winding up the Trust in accordance with Section 3808 of the Act and distributing to the Investors, subject to Article IV hereof, each Investor’s share of the Trust Property.

(c) For federal income tax purposes, a conversion of the Trust to an LLC effectuated pursuant to the procedure described in Section 9.03(a) (including such procedure if effectuated pursuant to Section 9.03(b)) shall be characterized as: (1) a distribution of the Trust Property by the Trust to the Investors in termination of the Trust, followed by (2) a contribution by the Investors of the Trust Property to the LLC in exchange for membership interests in the LLC.

9.04 Disposition of the Trust Property. The Trust shall conduct a Disposition transaction at any time upon the election of the Signatory Trustee. Any such Disposition transaction shall be in the Signatory Trustee’s sole and absolute discretion, including (i) determining the sales price of the Trust Property (provided that the Signatory Trustee will obtain a third-party valuation of the Trust Property if it is facilitating an exchange roll-up transaction pursuant to Section 721 of the Code), (ii) providing notice to the Trust of the Disposition, and (iii) conducting the Disposition of the Trust Property. The Signatory Trustee and the Delaware Trustee are expressly instructed to permit each Investor to undertake its portion of a sale as a like-kind exchange within the meaning of Section I031 of the Code. Any Disposition of the Trust Property shall be on an “as is, where is” basis and without any representations or warranties by the Delaware Trustee or the Signatory Trustee (other than as to ownership of the Trust Property and authority to enter into the sale or other matters as determined by the Signatory Trustee in its sole and absolute discretion). Costs of Disposition shall be allocated between the Trust and the purchaser of the Trust Property as may be determined by the Signatory Trustee in its sole discretion. “Sole and absolute discretion” means that notwithstanding any other provision of this Trust Agreement or otherwise applicable provision of law or equity (including any law relating to fiduciary duties), the Signatory Trustee (i) shall be entitled to consider only such interests and factors as it desires, including its own interests or its Affiliates’ interests, (ii) shall be entitled to act or not act in a manner that is adverse, including materially adverse, to the Trust, the Trustees, the Investors and any other Person bound by tl1is Trust Agreement, and (iii) shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Trustees, the Investors or any other Person bound by this Trust Agreement. Notwithstanding any other provision of this Agreement or any other provision of law or equity (including any law relating to fiduciary duties), to the fullest extent pennitted by the Act and other applicable law, in connection with actions taken or not taken pursuant to this Trust Agreement, a Trustee Indemnified Party shall owe no duties hereunder or at law or in equity (including fiduciary duties) to the Trust, the Trustees, the Investors or any other Person bound by this Trust Agreement. The Trust, the Trustees, the Investors and any other Person bound by this Trust Agreement each therefore waives, to the fullest extent permitted by law, any claim or cause of action against a Trustee Indemnified Party asserting, in connection with the determination of any and all matters presented to such Trustee Indemnified Party for action, breach of fiduciary duty, duty of care or any other duty, breach of the Act or breach of any duty created by special circumstances arising out of this Trust Agreement or the Trust. Without limitation, any Trustee Indemnified Party may engage in or possess an interest in other profit-seeking or business ventures of any kind, nature or description, independently or with others, similar or dissimilar to the business of the Trust, whether now existing or hereafter acquired or initiated, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Trustee Indenmified Party. No Trustee hldemnified Party who acquires lmowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee Indemnified Party shall not be liable to the Trust or to any other Person bound by this Trust Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Investor nor any Trustee shall have any rights or obligations by virtue of this Trust Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful, improper or the breach of any duty to the Trust, any Trustee or any Investor existing at law, in equity or otherwise.

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9.05 Certificate of Cancellation. Upon the completion of winding up of the Trust, the Trustees shall cause a Certificate of Cancellation to be filed with the Delaware Secretary of State and thereupon the Trust and this Trust Agreement shall terminate.

ARTICLEX

SUCCESSOR TRUSTEES

10.01 Resignation or Removal. A Trustee or any successor trustee may resign at any time by giving at least 60 days’ prior written notice to the Investors. Investors holding a Majority of the Interests may remove a Trustee for “Cause” (as defined in the following sentence) by written notice to such Trustee. Cause shall mean the willful misconduct, fraud or gross negligence of the Trustee as determined by a final, non-appealable judgment of a court of competent jurisdiction. Notwithstanding the foregoing, (a) until the date on which all obligations of the Trust under the Loan Documents are indefeasibly and fully satisfied, the prior written consent of the Lender shall be required for the removal of the Signatory Trustee and the appointment of a replacement for the Signatory Trustee, and (b) the removal of the Signatory Trustee shall not be effective without the prior written consent of the Signatory Trustee until the Signatory Trustee and each of its Affiliates have been fully removed from any guarantee and indemnity obligations they may have with respect to any Loan. The terms of this Section I 0.1 are subject to the terms and conditions of the Loan Documents.

10.02 Appointment of Successor Trustee. Notwithstanding anything herein to the contrary (but subject to the terms and conditions of the Loan Doctunents), no resignation or removal of a Trustee shall be effective until a successor trustee has been appointed and such successor trustee has accepted its responsibilities, all as hereinafter provided. In case of the resignation, death, liquidation or removal of a Delaware Trustee, the Signatory Trustee shall appoint a successor. In the case of the resignation, death, liquidation or removal of a Signatory Trustee, the Investors holding a Majority in Interests may appoint a successor by written instrument. The Trust shall not be terminated solely due to the death, liquidation, resignation or removal of any Trustee. If a successor trustee shall not have been appointed within 60 days after the giving of such notice, a trustee or the hlvestors may apply to any court of competent jurisdiction in the United States to appoint a successor trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor so appointed by such court shall immediately and without further act be superseded by any successor appointed as provided above within one year from the date of the appointment by such court. Any successor, however appointed, shall execute and deliver to its predecessor trustee (the Delaware Trustee, Signatory Trustee or a successor trustee, as the case may be) an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor trustee with like effect as if originally named a Delaware Trustee or Signatmy Trustee herein; but upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, duties and trusts of such predecessor, and such predecessor shall duly assign, transfer, deliver and pay over to such successor all monies or other property then held by such predecessor upon the trusts herein expressed. Any right of the Investors against the predecessor trustee, in its, his or her individual capacity, shall not be prejudiced by the appointment of any successor trustee and shall survive the tennination of the trusts created hereby.

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10.03 Successor Delaware Trustee. Any successor Delaware Trustee, however appointed, shall be a bank or trust company with its principal place of business in the State of Delaware and either (a) having a combined capital and surplus of at least Fifty Million and no/100 Dollars ($50,000,000.00), or (b) having the performance of its obligations hereunder guaranteed by such a bank or trust company having a combined capital and surplus of at least Fifty_Million andno/100 Dollars ($50,000,000.00), if there is such an institution willing, able and legally qualified to perform the duties of trustee hereunder upon reasonable or customary terms. Any corporation into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Delaware Trustee may be transferred, shall, subject to tl1e preceding sentence, be the Delaware Trustee under this Trust Agreement without further act. Any successor Delaware Trustee, however appointed, shall be competent and qualified to (i) serve as a trustee of a statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code, (ii) own, buy, sell, lease and mortgage land in the state where the Real Estate is located, and (iii) take all actions required by the Delaware Trustee pursuant to the Trust in the State of Delaware. The terms of Section 10.03 are subject to the terms and conditions of the Loan Documents.

ARTICLE XI

MISCELLANEOUS

11.01 Lhnitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall give to any Person other than the Trustees and the Investors any legal or equitable right, remedy or claimhereunder, provided, however, that the Lender shall be an intended third-party beneficiary of Section 2.05 of this Trust Agreement.

11.02 Notices, Etc. All notices, requests, demands, consents and other communications (“Notices”) required or contemplated by the provisions hereof shall refer on their face to this Trust Agreement (although failure to do so shall not make such Notice ineffective), shall, unless otherwise stated herein, be in writing and shall be (i) personally delivered, (ii) sent by reputable overnight courier service, (iii) sent by certified or registered mail, postage prepaid and return receipt requested, or (iv) transmitted by telephone facsimile with electronic confirmation of receipt, in each case, as follows:

if to the Delaware Trustee:	Sorensen Entity Services LLC 1201 N. Orange Street, Suite 7044 Wihnington, Delaware 19801

if to the Signatory Trustee:	Apex Soutl1 Creek ST, LLC 20 Enterprise, Suite 400 Aliso Viejo, CA 92656 Attn: Legal Department

if to the Initial Beneficiary:	Apex South Creek IB, LLC 20 Enterprise, Suite 400 Aliso Viejo, CA 92656 Attn: Legal Department

if to the Investors:	at the address and/or fax set forth in Exhibit A attached hereto and made a part hereof.

or at such other address and telephone facsimile number as shall be designated, respectively, by the Trustees, the Initial Beneficiary or the Investors in a written notice to the other Persons receiving Notices pursuant to this Section. Notices given pursuant to this Section shall be deemed received upon the earliest of the following to occur: (i) upon personal delivery, (ii) on the fifth day following the day sent, if sent by registered or certified mail, (iii) on the next business day following the day sent, if sent by reputable overnight courier, and (iv) if transmitted by telephone facsimile, on the day sent if such day is a business day of the addressee and the telephone facsimile is received by the addressee by 5:00 p.m. local time of the addressee on such day and otherwise on the first business day of the addressee after the day that the telephone facsimile is sent.

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11.03 Severability. Any provision of this Tmst Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.04 Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate cmmterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

11.05 Successors and Assigns. All covenants and agreements contained herein shall be binding upon and inure to the benefit of the Tmstees and their successors and assigns and the Investors and their respective successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other writing or action by the Investors shall bind their respective successors and assigns.

11.06 Usage of Tenus, With respect to all terms in this Trust Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Tn1st Agreement; references to Persons include their successors and permitted assigns; and the term “including” means including without limitation.

11.07 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

I1.08 Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such state, including all matters of construction, validity and performance. Each party to this Trust Agreement acknowledges m1d agrees that, except solely for the Act, the laws of the State of Delaware or of any other state or authority having jurisdiction over the Trust which pertain to trusts shall not apply to this Trust Agreement, and that the Act is the sole law pertaining to trusts that applies to this Trust Agreement. Each party to this Trust Agreement agrees to only bring suit in a court located in Orange County, California, and consents to personal jurisdiction therein.

11.09 Amendments. Subject to Section 2.05 of this Trust Agreement and any restrictions set forth in the Loan Documents, this Trust Agreement may be supplemented or amended by agreement of the Signatory Trustee and the Delaware Trustee to correct scrivener’s errors, to clarify any ambiguities in the Trust Agreement or to reflect any changes to or otherwise comply with securities and tax law, provided, however, that no amendment or supplement shall be made if its effect would be that it would constitute a power under the Trust Agreement to “vary the investmenf’ of the Investors within the meaning of Treasury Regulation Section 301.7701-4(c)(l).

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11.10 Power of Attorney. Each Investor hereby constitutes and appoints the Signatory Trustee, with full power of substitution and resubstitution, as his, her or its true and lawful agent and attorney in fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, aclmowledge, deliver, file and record in the appropriate public offices (a) this Trust Agreement, all certificates, documents and other instnunents, and all amendments thereof and hereof in accordance with the terms hereof which the Signatory Trustee deems appropriate or necessary to form, qualify or continue the qualification of the Trust as a Delaware statutory trust in the State of Delaware and in all other jurisdictions in which the Trust may conduct business or own property, or to effect the termination and dissolution of the Trust pursuant to the terms of this Trust Agreement, (b) in the event the circumstances described in Sections 9.02 and 9.03 of this Trust Agreement arise, the limited liability company agreement of the LLC into which the Trust is converted, and all amendments thereof and hereof in accordance with the terms hereof which the Signatory Trustee (as Manager of such LLC) deems appropriate or necessary to form, qualify or continue the qualification of the LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which the LLC may conduct business or own property, or to effect the termination and dissolution of the LLC pursuant to the terms of the operating agreement for the LLC; (c) all documents and instruments which the Signatory Trustee deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Trust Agreement in accordance with its terms and of the documents and instruments described in clause (a); (d) all conveyances, documents and other instruments which the Signatory Trustee deems appropriate or necessary to reflect the dissolution and liquidation of the Trust pursuant to the terms of this Agreement or a transfer of Interests pursuant to the terms of this Trust Agreement; and (e) all instruments relating to the admission, withdrawal or substitution of any Investor pursuant to the terms of this Trust Agreement. Each Investor authorizes the Signatory Trustee to take any further action that the Signatory Trustee shall consider necessary in connection with any of the foregoing, hereby giving the Signatory Trustee full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Investor might or could do personally, and hereby ratifies and confirms all that the Signatory Trustee shall lawfully do, or cause to be done, by virtue thereof or hereof. The foregoing power of attorney is irrevocable and coupled with an interest and shall survive the death, disability, incapacity, dissolution, banlauptcy, insolvency or termination of any Investor and the transfer of all or any portion of his, her or its Interest and shall extend to such Investor’s heirs, successors, assigns and personal representatives.

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11.11 Waiver of Conflicts. The Investors acknowledge and agree that: (i) this Trust Agreement was prepared by Mosley LLP (“Mosley”) as legal counsel to the Trust, the Signatory Trustee and their Affiliates, and not to any Investor; (ii) the Investors are advised that the interests of the Investors may be opposed to each other and may be opposed to the interests of the Trust, the Signatory Trustee and their Affiliates and, accordingly, Mosley’s limited representation as aforesaid may not be in the best interests of any particular Investor; (iii) each Investor is advised to retain separate legal counsel to review this Trust Agreement prior to its execution; and (iv) Mosley has in the past and will continue to represent the Trust, the Signatory Trustee and their respective Affiliates. By signing this Trust Agreement, the Investors acknowledge that they (w) understand the terms of this Trust Agreement, (x) are entering into this Trust Agreement voluntarily and after having been afforded an opportunity to review this Trust Agreement with an attorney of their own selection, (y) have been advised to retain separate counsel and have either retained separate cmmsel or waived their right to do so at this time, and (z) jointly and severally forever waive any claim that Mosley’s representation of the Trust, the Signatory Trustee and its Affiliates hereunder, and of the Trust, the Signatory Trustee and/or their respective Affiliates now and in the future on matters for which Mosley is retained as counsel by the Trust, the Signatory Trustee and/or their respective Affiliates constitutes a conflict of interest.

11.12 Benefits of Agreement: No Third-Party Rights. None of the provisions of this Trust Agreement shall be for the benefit of or enforceable by any creditor of the Trust or by any creditor of any Investor; and nothing in this Trust Agreement shall be deemed to create any right in any Person not a party hereto. Notwithstanding the foregoing, Lender and its successors or assigns are intended third-party beneficiaries of this Trust Agreement and may enforce this Trust Agreement against the Trustees or the Investors.

[SIGNATURE PAGE TO FOLLOW.]

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WHEREFORE, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

INITIAL BENEFICIARY: Apex South Creek IB, LLC, a Delaware limited liability company

DELAWARE TRUSTEE:

Sorensen Entity Services, LLC, a
Delaware limited liability company

By:
Name:
Its:	Authorized Signatory

SIGNATORY TRUSTEE:

Apex South Creek ST, LLC,
a Delaware limited liability company

By: Name: Its:

INDEPENDENT TRUSTEE

Chris Sorensen

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WHEREFORE, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

INITIAL BENEFICIARY: Apex South Creek IB, LLC, a Delaware limited liability company

DELAWARE TRUSTEE:

Sorensen Entity Services, LLC, a
Delaware limited liability company

By: Name:
Its:	Authorized Signatory

SIGNATORY TRUSTEE:

Apex South Creek ST, LLC,
a Delaware limited liability company

By:	Versity Invest, LLC
Delaware limited liability company
its Manager

By: Name: Its:

INDEPENDENT TRUSTEE

Chris Sorensen

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 EXHIBIT A

SIGNATURE OF INVESTORS

INVESTOR SIGNATURE PAGE

TO THE TRUST AGREEMENT

The undersigned hereby covenants and agrees to be bound by the terms and conditions of the Trust Agreement. ON BEHALF OF OR BY INDIVIDUAL INVESTOR(S):

Signature Investor #I	Signature Investor #2

Print Name	Print Name

ON BEHALF OF OR BY AN ENTITY INVESTOR (trust, corporation, partnership, limited liability company):

NAME OF TRUST/ENTITY:__________________________________________

Signature of Authorized Person	Signature of Authorized Person

Print Name/ Title	Print Name/ Title

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EXHIBITB

FORM OPERATING AGREEMENT FOR LLC CREATED

PURSUANT TO SECTION 9.03(a) OF THIS AGREEMENT

OPERATING AGREEMENT

OF

APEX SOUTH CREEK DST, L.L.C.

THIS OPERATING AGREEMENT (this “Agreement”) of Apex South Creek DST, L.L.C., a Delaware limited liability company (the “Company”), is made and entered into as of_____________ (the  “Effective Date”), by and among Apex South Creek ST, LLC, a Delaware limited liability company (the “Signatory Trustee” or “Manager”), Chris Sorensen (the “Independent Manager”),—————----  (“Springing Member 1”),—————---- (“Springing Member 2”) and the Persons whose names are set forth on Exhibit A of this Agreement (the “Members”).

RECITALS:

WHEREAS, pursuant to the Trust Agreement of Apex South Creek, DST, a Delaware statutory trust (the “DST”) dated November 18, 2022 (the “Trust Agreement”), Apex South Creek ST, LLC, a Delaware limited liability company, is the signatory trustee of the DST, and the Members collectively own all of the beneficial interests in the DST (the Members in such capacity the “Owners”);

WHEREAS, the DST owns the real estate comprised of the multi-family residential community commonly !mown as Apex at South Creek, located at 3060 Southcreek Boulevard, Orlando, Florida 32824 (the “Real Estate”), and certain incidental additional assets associated with the Real Estate (the Real Estate and all such additional assets collectively the “Trust Property”), which property is subject to the Loan Documents and the Master Lease;

WHEREAS, the Signatory Trustee has determined that, to conserve and protect the Trust Property, the DST must be converted to a limited liability company as provided in Sections 9.02 and 9.03 of the Trust Agreement; and

WHEREAS, pursuant to Section 9.03(a) of the Trust Agreement, the Company shall become the owner of the Trust Property (such property in the hands of the Company the “Company Property”) which shall remain subject to the Loan Documents, the Master Lease and the other Transaction Documents, the Signatory Trustee shall become the manager of the Company, the Owners shall become Members of the Company, and the DST shall be converted to a limited liability company, and that such transaction shall be characterized pursuant to Section 3821 of the Delaware Statutory Trust Act and Section 18-214 of the Delaware Limited Liability Company Act (the “Act”) as a conversion of the Trust into the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties agree as follows:

ARTICLE I

FORMATION OF COMPANY

I. I Authority. The Company has been formed in accordance with the requirements of the Act and Apex South Creek ST, LLC, a Delaware limited liability company, has been designated the manager of the Company (the “Manager”). The Manager shall have the authority to perform such other filings, recordings and actions and will comply with all formation requirements under the Act and the laws of such other states in which the Company elects to do business.

1.2 Membership; Rights and Obligations. Upon the consmnmation of the transactions described in the Recitals, the Members will be members of the Company. Except as otherwise provided herein, the rights and obligations of the Company and the Members will be governed by the Act.

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1.3 Name. The name of the Company is “Apex South Creek DST, L.L.C.” and its affairs will be conducted under the Company name or such other name(s) as the Manager may select. The Manager will execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business. The Company will have the exclusive ownership of and right to use the Company name.

1.4 Purposes of the Company. The purposes of the Company are: (i) to manage and dispose of, finance and refinance the Company Property; (ii) to assume and to satisfy the obligations of the DST and the Signatory Trustee as set forth in the Loan Documents, the Master Lease and the other Transaction Documents; and (iii) to engage in such other activities, enterprises, ventures and undertakings permitted under this Agreement and/or the Act that are necessary or appropriate to the foregoing purposes.

1.5 Characterization. It is the intention of the Manager and the Members that the Company constitutes a partnership for federal, state and local income tax purposes. Each Member will report its Membership Interest in a manner consistent with the foregoing, and neither the Manager nor any Member will take any action inconsistent with the foregoing.

1.6 Principal Office of the Company. The principal office of the Company shall be 20 Enterprise, Suite 400, Aliso Viejo, California 92656, or at such other place as the Manager may designate. The Company may have other offices in such place or places as selected by the Manager.

1.7 Registered Office and Registered Agent. The name and address of the registered agent of the Company in the State of Delaware is Sorensen Entity Services, 1201 N. Orange Street, Suite 7044, Wilmington, Delaware 19801. The Manager may from time to time in accordance with the Act change any of the Company’s registered agents and/or registered offices and designate a registered agent and registered office in each state the Company is required to maintain or appoint one.

1.8 Term of Existence of the Company. The term of the Company commenced upon the filing of its Certificate of Formation with the Secretary of State of Delaware and will be perpetual unless sooner terminated as provided in Article VIII.

ARTICLE II

MEMBERSlliP INTERESTS; CAPITAL CONTRIBUTIONS

2.1 Membership Interest. Each Member’s percentage ownership interest in the Company shall be equal to such Member’s beneficial ownership interest in the DST innnediately prior to the transactions described in the Recitals. The amount of each Member’s percentage ownership interest in the Company (“Membership Interest”) is set forth opposite such Member’s name on Exhibit A hereto.

2.2 Capital Contributions.

(a) Each Member will be credited with an initial capital contribution (“Capital Contribution”) in the amount set forth opposite such Member’s name on Exhibit A hereto.

(b) The Manager may request at any time that the Members make additional Capital Contributions to the Company on a pro rata basis in proportion to each Member’s Membership Interest. The Members are not required to comply with any such request. The Manager shall adjust the Members’ Capital Contributions and Membership Interests set forth on Exhibit A hereto to equitably reflect any additional capital contributions made by Members.

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ARTICLE III

ACCOUNTING, ALLOCATIONS AND DISTRIBUTIONS

3.1 Books of Account.

(a) The Manager shall maintain the books of accmmt of the Company.

(b) The books of account will be closed promptly after the end of each calendar year, which will be the Company’s fiscal year (“Fiscal Year”). Promptly after the close of the Fiscal Year, the Company will cause to be prepared such partnership income tax and other retums required under applicable law and regulation, including any and all statements necessary to advise all Members promptly about their investment in the Company for federal income tax reporting purposes. The Manager will be responsible for the prompt filing and delivery of all such returns and statements. All elections and options available to the Company for tax purposes will be taken or rejected by the Company in the sole discretion of the Manager.

3.2 Capital Accounts. A separate capital account (“Capital Account”) will be maintained for each Member. Each Member’s initial Capital Account shall be equal to the amount set forth opposite such Member’s name on Exhibit A hereto. Thereafter, each Member’s Capital Account will, inter alia, be increased by (i) any amount of money contributed by such Member to the Company, (ii) the fair market value of any property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of Company income and gain (or items thereof), including income and gain exempt from tax; and decreased by (iv) the amount of money distributed to such Member (as a Member) by the Company, (v) the fair market value of property distributed to such Member (as a Member) by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), (vi) allocations to such Member of expenditures of the Company described in Code Section 705(a)(2)(B) and (vii) allocations to such Member of Company loss and deduction (or items thereof).

3.3 Profit and Loss Allocations. Except as otherwise required by Code Section 704 and the Treasury Regulations thereunder, net profit or net loss of the Company, determined for income tax purposes, will be allocated to the Members pro rata with their Membership Interests.

3.4 Special Tax Allocations. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution to the Company.

3.5 Distributions.

(a) Company “Cash Flow” for any Fiscal Year will consist of all cash received by the Company (other than as a capital contribution) less cash expenditures for Company debts, expenses, capital expenditures and reasonable reserves as determined by the Manager in its sole discretion.

(b) Company Cash Flow for any Fiscal Year will be distributed to the Members in proportion to their Membership Interests.

(c) No Member has the right to partition, or otherwise demand an in-kind distdbution of, the Company Property. If the Company distributes Company Property lo the Members, the fair market value of such property at the time of such distribution will be determined by the Manager in its sole discretion, and any such distribution will be made to the Members in proportion to their Membership Interests.

(d) No distribution shall be made to any Members, if such distribution would violate applicable law or constitute a default under the Loan Documents.

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 ARTICLE IV

RIGHTS, DUTIES, LIABILITIES AND RESTRICTIONS OF THE MANAGER

4.1 The Manager.

(a) Except solely as provided in Section 4.l(b) with respect to Major Decisions (as defined below) and Exhibit B, the Manager will have the sole and exclusive right to manage, control and conduct the affairs of the Company and to manage the Company Property.

(b) Notwithstanding the foregoing, after satisfaction of all of the Company’s obligations with respect to the Loan or arising pursuant to the terms and conditions of the Loan Documents, the following actions (the “Major Decisions”) will require the consent of Members holding a Majority of the Membership Interests: (i) entering into any agreement for the sale, transfer, or exchange of all or any substantial portion of the Company Property; (ii) entering into, modifying, extending, renewing or canceling any lease with respect to the Company Property or any portion thereof; (iii) entering into, modifying, extending, renewing or canceling any agreement pertaining to any indebtedness to be secured in whole or in part by any mortgage, pledge, lien or other encumbrance upon the Company Property (other than the assumption by the Company the obligations of DST under the Loan Documents, consent to which is deemed to have been given); (iv) admitting new Members to the Company in exchange for Capital Contributions by such Persons to the Company; (v) dissolving and winding up the Company; or (vi) amending this Agreement; provided, however, subject to Section 4.2, this Agreement may be supplemented or amended by the Manager in its sole discretion to correct scrivener’s errors, to clarify any ambiguities in this Agreement, to reflect transfers or issuances of Membership Interests or changes in the Capital Contributions of the Members, or to reflect any changes to or otherwise comply with securities and tax law. The consent of the Members to any Major Decision shall be determined as provided in Section 5.1.

4.2 Limitation on Authority; Separateness. This Section 4.2 is being adopted in order to, among other things, comply with certain provisions of the Loan Documents necessary to qualify the Company as a “special purpose entity.” Notwithstanding anything to the contrary contained herein, for so long as the Loan remains outstanding, in the event of any conflict between the provisions contained in Exhibit B and the other provisions of this Agreement, the provisions of Exhibit B shall control and govern.

4.3 Duties and Responsibilities of the Manager. The business and affairs of the Company shall be managed by or under the direction of the Manager and in connection therewith the Manager shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Company is organized. The Manager need not devote full time to the Company’s business, but shall devote such time as the Manager, in its discretion, deems reasonably necessary to fulfill the management responsibilities of the Manager.

4.4 Officers of the Company. The Manager may appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Manager may approve; provided, however, that no such officer will have any different or greater rights and powers than the Manager. The Manager may provide that compensation be paid to persons who provide services to the Company as officers.

4.5 Expenditures by Manager. Subject to the terms and conditions of the Loan Documents, the Company will reimburse the Manager and its Affiliates for any costs and expenses reasonably incurred by them on behalf of the Company. Specifically, the Manager is authorized to enterinto an asset management agreement with a third party or an affiliate of the Manager for a fee not to exceed I% of gross income per year (prorated for any partial year).

4.6 Potential Conflicts. The Company may purchase goods or services from the Manager or its Affiliates, provided that all such transactions will be conducted on commercially reasonable terms. The Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, the business or businesses engaged in by the Company, and neither the Company nor any of the other Members will have any rights in or to such independent ventures or the profits derived therefrom.

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4.7 Liability of Manager. The Manager will not be liable to any Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such com1sel or acconntants, provided that they will have been selected with reasonable care. The Members will look solely to the Company Property for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they will have no recourse against the Manager for such pnrpose. Notwithstanding any of the foregoing to the contrary, the provisions of this Section will not relieve the Manager of any liability by reason of the gross negligence, willful misconduct or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

4.8 Indemnification. The Company agrees: (a) to reimbnrse the Manager for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals) incurred in connection with the performance of their duties under this Agreement: (b) to the fullest extent permitted by law, to indemnify the Manager, its owners, officers, directors, members, employees, agents and other Affiliates (collectively the “Manager Indemnified Parties” and each a “Manager Indemnified Party”) and hold the Manager Indemnified Parties harmless, in their individual capacities, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements including reasonable legal fees and expenses which may be imposed on, incurred by or asserted at any tinle against them, in their individual capacities (and not indemnified against by other Persons) which relate to or arise out of the operation of the Company (including this Agreement and all transactions and docmnents contemplated thereby) (all such items collectively the “Indemnified Costs”), provided, however, that the Company shall not be required to indemnify any Company Indemnified Party with respect to any willful miscondnct or gross negligence with respect to the Company on the part of such Manager Indemnified Party to the extent such Manager Indemnified Party is adjudged (as provided in subsection (c) below) to have engaged in such willful misconduct or gross negligence with respect to the Company; and (c) to the fullest extent permitted by law, to advance to each such Manager Indemnified Party the Indemnified Costs incurred by such Manager Indemnified Party in defending any claim, demand, action, suit or proceeding arising out of the operation of the Company (including this Agreement and all transactions and documents contemplated thereby) prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of such Manager Indemnified Party, to repay such an1ount if a court of competent jurisdiction renders a final, non-appealable judgment that includes a specific finding of fact that such Manager Indemnified Party is not entitled to indemnification pursuant to this Section 4.8 (i.e., because such court of competentjnrisdiction specifically finds that such Manager Indemnified Party engaged in willful misconduct or gross negligence witl1 respect to the Company). The obligations of the Company pursuant to this Article IV shall survive the resignation or removal of any Manager, the disposition of the Company Property, the termination of the Company, or the amendment, supplement or restatement of this Agreement. Any indemnification set forth in this Agreement shall be fully subordinate to the Loan and shall not constitute a claim against the Company in the event its cash flow is insufficient to pay its obligations, nor shall it constitute a claim against any Member.

4.9 Successor to Manager. If the Manager resigns, a successor manager will be selected by Members holding a Majority of the Membership Interests.

4.10 Tax Representative. The Manager will be the Company’s Tax Representative as defmed in Code Section 6223. The Manager will employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the “Service”) and in connection with all subsequent administrative and judicial proceedings arising out of such audit.

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ARTICLEV

MEMBERS

5.1 Powers of the Members. Except as otherwise provided in the Agreement, as to any matters on which the Members have a 1ight to vote such vote shall require an affirmative vote of a Majority of the Membership Interests.

5.2 Liability. No Member will be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount of such Member’s Capital Contribution to the Company.

5.3 Meetings of the Members. A meeting of the Members may be called at any time by the Manager or by Members holding more than twenty five percent (25%) of the Membership Interests. The meetings will be held at the Company’s principal place of business or any other place designated by the Manager. The Manager will give the Members at least ten (I 0) days prior written notice stating the time, place and purpose of the meeting. At a meeting of the Members, the presence of Members holding more than fifty percent (50%) of the Membership Interests, in person or by proxy, will constitute a quorum. A Member may vote either in person or by written proxy signed by the Member or by his, her or its duly authorized attorney in fact. Persons present by telephone will be deemed to be present “in person” for purposes hereof.

5.4 Removal of Manager. Notwithstanding any other provision of this Agreement (but subject to the terms and conditions of the Loan Documents), a Manager can be removed and its successor chosen by Members holding at least seventy five percent (75%) of the Membership Interests for cause by giving written notice to the Manager. As nsed in the preceding sentence, “Cause” shall mean the willful misconduct, fraud or gross negligence of the Manager, as determined by a final, nonappealable judgment of a court of competent jurisdiction. Notwithstanding the foregoing, (a) so long as any obligation evidenced or secured by the Loan Documents remains outstanding and not discharged in full, the consent of the Lender shall also be required for removal of a Manager and appointment of a successor Manager, and (b) the removal of the Manager shall not be effective without the prior written consent of the Manager until the Manager and each of its Affiliates have been fully removed from any guarantee and indemnity obligations they may have with respect to the Loan.

5.5 Springing Members.

(a) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon a) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement, orb )the resignation of the Member and the admission of an additional member of the Company pursuant to this Agreement) (a “Member Cessation Event”), Springing Member I shall, without any action of any Person and simultaneouslywith the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, Springing Member I has died or is otherwise no longer able to step into the role of Special Member, then in such event, Springing Member 2 shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, division, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each person acting as Springing Member 1 and Springing Member 2 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as a Springing Member 1 or Springing Member 2 shall not be a member of the Company. The Company shall at all times have two Springing Members, one of whom shall sign this Agreement as, and thereby be designated as, “Springing Member l” and one of whom shall sign this Agreement as, and thereby be designated as, “Springing Member 2”. No resignation or removal of Springing Member 1 or Springing Member 2, and no appointment of a successor Springing Member 1 or Springing Member 2, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Springing Member 1 or Springing Member 2, the Member shall, as soon as practicable, appoint a successor Springing Member 1 or Springing Member 2 to fill such vacancy. By signing this Agreement, Springing Member 1 and Springing Member 2 agree that, should Springing Member 1 or Springing Member 2 become a Special Member, Springing Member 1 or Springing Member 2, as applicable, will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

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(b) Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assigmnent by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(c) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

ARTICLE VI

ASSIGNMENT PROVISIONS

6.1 Transfers by Members.

(a) Subject to Section 6.l(b) and Section 6.2, a Member may Transfer some or all of its Membership Interests in the Company. For purposes hereof, “Transfer” means, when used as a noun, any sale, hypothecation, pledge, assigmnent, gift, or other transfer, be it voluntary or involuntary, to any person, inter vivo, testamentary, by operation of laws of devise and descent or other laws, and, when used as a verb, to sell, hypothecate, pledge, assign, gift, or otherwise transfer to any person, be it voluntarily or involuntarily, inter vivo, testamentary, by operation of the laws of devise or descent or any other laws.

(b) Notwithstanding anything contained herein to the contrary, no Transfer of any Membership Interest will be permitted if such Transfer would: (i) be in contravention of or constitute an event of default under the Loan Documents; (ii) result in a termination of the Company for federal income tax purposes that would have a material adverse effect on the Company or any of the Members; (iii) result in the Company not qualifying for an exemption from the registration requirements of any applicable federal or state securities laws; (iv) result in any violation of any applicable federal or state securities laws; (v) result in the Company having to register as an investment company under the Investment Company Act of 1940, as amended; (vi) require the Company, the Manager or any Affiliate of the Manager to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or (vii) cause the Company Property to become “plan assets” (as defined in the Plan Asset Rules) subject to the fiduciruy standards of Part 4 of Subtitle B of Tile I of BRISA and Code Section 4975.

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6.2 General Provisions. The following rules will apply to the Transfer of Interests in tl1e

Compru1y:

(a) no Person will be admitted as a substitute member hereunder unless and until: (i) the assignment is made in writing, signed by the assignor and accepted in writing by the assignee, and a duplicate original of the assigmnent in form and substance reasonably satisfactory to the Manager is delivered to and received by the Manager; (ii) the prospective assignee executes and delivers to the Company a written agreement, in form and substance satisfactory to the Manager, pursuant to which said Person agrees to be bound by this Agreement; a11d (iii) an appropriate amendment hereto is executed and, if required, filed of record;

(b) the effective date of admission of a substitute member will be no earlier than the date that the documents specified in subsection (a) above ru·e delivered to and accepted by the Manager;

(c) the Company and the Manager will treat the assignor of the assigned interest as the absolute owner thereof and will incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in subsection (a) above have been delivered to and accepted by ilie Manager;

(d) unless admitted as a substitute member to ilie Company by the Manager, the assignee or transferee of an interest in the Company heretmder will not be entitled to become or exercise any rights of a Member, but will, to ilie extent of the interest acquired, be entitled only to the predecessor Member’s share of distributions from the Company. No person, including the legal representatives, heirs or legatees of a deceased Member, will have any rights or obligations greater than those set forth herein and no Person will acquire an interest in ilie Company or become a Member except as permitted hereby. Substitute Members admitted pursuru1t to Section 6.2 (a) will be entitled to all of the rights ru1d privileges of the original Members hereunder and will be subject to all of ilie obligations and restrictions hereunder, and in all other respects their admission will be subject to all of ilie terms and provisions hereof;

(e) the costs incurred by the Company in processing an assigmnent (including attorney’s fees) will be borne by ilie assignee, a11d will be payable prior to a11d as a condition of any distribution of cash or property; and

(f) upon the Transfer of a Membership Interest which satisfies Section 6.2, Exhibit Ato this Agreement will be revised to reflect such Transfer.

ARTICLE VII

ADMISSION OF ADDITIONAL MEMBERS; RESIGNATIONS AND WITHDRAWALS

7.1 Admission of Additional Members.

(a) Subject to compliance wiili applicable securities laws, the Loan Documents and iliis Agreement, ilie Manager, in its sole discretion, may admit new Members in exchange for Capital Contributions by such Persons to the Company in an amount as determined by the Manager in its sole discretion. The Members hereby grant ilie Manager the power of attorney to amend the Compru1y’s Articles of Organization and this Agreement to effect any issuance of Membership Interests pursua11t this subsection. Upon the admission of any new Members to the Compa11y, the Manager shall adjust ilie Members’ Membership Interests set forth on Exhibit A hereto to equitably reflect the Capital Contributions made by new Members.

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(b) Additional Members admitted pursuant to Section 7.l(a) will be entitled to all of the rights and privileges of the original Members hereunder and will be subject to all of the obligations and restrictions hereunder, and in all other respects their admission will be subject to all of the terms and provisions hereof.

(c) No Member shall have any preemptive or similar rights to increase or maintain such Member’s Membership Interest in the Company.

7.2 Resignations and Withdrawals. A Member who withdraws from the Company will forfeit all Membership Interests and rights as a Member, including its right to receive any distributions from the Company and the right to vote. Upon the withdrawal of a Member, the Company will not have any obligation to purchase such Member’s Membership Interests or any part thereof. The Manager shall adjust the Members’ Membership Interests set forth on Exhibit A hereto to equitably reflect the withdrawal of a Member.

ARTICLE VIII

TERMINATION AND WINDING UP

8.1 Termination.

(a) The Company will terminate upon the earliest to occur of the following:

(i) The Manager and Members holding a Majority of the Membership Interests vote to terminate the Company or convert it into a different legal entity pursuant to Delaware Law; or

( ) The Company’s sale, exchange or other disposition of all of the Company Property.

(b) Notwithstanding the foregoing, or any other provision of this Agreement to the contrary, for so long as the Company’s obligations under the Loan Documents remain outstanding, the Company may not be terminated without the prior written consent of the Lender.

(c) This Agreement generally and Article VIII in particular will govern the conduct of the parties during the winding up of the Company.

8.2 Liquidation Procedures. Upon termination of the Company, the Company’s affairs will be wound up and the Company will be dissolved. A proper accounting will be made of the profit or loss of the Company from the date of the last previous accounting to the date of termination.

8.3 Liquidating Trustee. Upon the winding up of the Company, the Manager will act as the liquidating trustee or will appoint a liquidating trustee. The liquidating trustee will have full power to sell, assign and encumber the Company Property. All certificates or notices thereof required by law will be filed on behalf of the Company by the liquidating trustee.

8.4 Distribution on Winding Up. The proceeds of liquidation will be applied by the end of the taxable year in which the liquidation occurs or, if later, within ninety (90) days after the date of such liquidation, in the following order:

(a) first, to the creditors of the Company, in the priority and to the extent provided by law; and

(b) thereafter, to the Members in proportion to their Membership Interests. 28

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8.5 Effect of Bankruptcy, Death or Incompetency of a Member. The bankruptcy, death, division, dissolution, liquidation, termination or adjudication of incompetency of a Member or Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and shall not cause the termination, division or dissolution of the Company and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such member shall have all the rights of such member for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to tl1e admission of such assignee as a substitute member. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Company interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent member. Notwithstanding any otl1er provision of this Agreement, no Member or Special Member of the Company shall have any right under Section 18-801(b) of the Delaware Limited Liability Act (the “Act”) to agree in writing to dissolve the Company upon the bankruptcy of a Member or the occurrence of any event that causes a Member or Special Member of the Company to cease to be a member of the Company. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation as provided in the Act.

ARTICLE IX

GENERAL PROVISIONS

9.1 Definitions. The following terms not otherwise defined herein will have the meanings ascribed to them below:

(a) “Affiliate” (whether or not such term is capitalized) shall mean, witl1 respect to any specified Person any other Person owning beneficially, directly or indirectly, any ownership interest in such specified Person or directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(b) “Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of”Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(c) “Basic Documents” shall mean the Company’s Certificate of Formation, this Agreement, the Loan Documents, and all docmnents and certificates contemplated thereby or delivered in connection therewith.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

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(g) “Lender” or “Lenders” shall mean Walker & Dunlop, LLC, a Delaware limited liability company, and its successors and assigns with respect to the Loan.

(h) “Loan” or “Loans” shall mean the loan from Lender in the approximate amount of Forty-Five Million Nine Hundred Ninety-Four Thousand and No/100 Dollars ($45,994,000), as evidenced and secured by the Loan Documents.

(i) “Loan Agreement” shall mean that certain Multifamily Loan and Security Agreement, dated as of November 18, 2022, between the Trust and Lender with respect to the Loan.

(j) “Loan Documents” shall mean any and all documents evidencing or securing the Loan or any asswnptions thereof including, without limitation, any promissory note, mortgage, assignment of leases and rents, indemnity agreement, guaranty certificate, escrow agreement, consent or subordination agreement or the functional equivalent of any of the aforementioned, and any and all other documents evidencing or securing the Loan and any and all documents related thereto.

(k) “Majority” shall mean at least fifty-one percent (51%).

(1) “Maste1· Lease” shall mean that certain Master Lease between the Company (as successor to the DST by conversion), as landlord, and the Master Tenant, as tenant, with respect to the Real Estate.

(m) “Master Tenant” shall mean Apex Sonth Creek LeaseCo, LLC, a Delaware limited liability company.

(n) “Organizational Documents” shall mean the Articles of Formation and this Agreement.

(o) “Person” (whether or not such term is capitalized) shall mean a natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

(p) “Plan Asset Rules” shall mean 29 Code of Federal Regulations Section 2510.3-10I, as amended from time to time.

(q) “Section” shall mean a section in this Agreement unless the context clearly indicates otheiwise.

(r) “Special Member” means, upon such person’s admission to the Company pursuant to Section 5.5, a person acting as either Springing Member I or Springing Member 2, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

(s) “Springing Member” means a natural person executing this Agreement as, and thereby being designated as, “Springing Member 1” or “Springing Member 2,” each of which shall be a person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 5.5, such person can become the Special Member without any delay in order that at all times the Company shall have at least one member.

(t) “Treasury Regulations” shall mean U.S. Treasury Regulations promulgated under the Code.

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9.2 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement will be in writing and will be considered as properly given or made upon personal delivery or on the third business day following mailing from within the United States by first class United States mail, postage prepaid, certified mail return receipt requested, and addressed to the address of the Company set forth in Section 1.6, if to the Company, and to the address beneath a Member’s name on the signature pages hereto, if to a Member. Any Member may change its address by giving fifteen (15) days advance written notice stating its new address to the Manager. Commencing with the giving of such notice, such newly designated address will be such Member’s address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

9.3 Third Party Reliance. Third parties dealing with the Company shall be entitled to conclusively rely on the signature of the Manager and/or any officer of the Company to bind tl1e Company.

9.4 Successors. This Agreement and all the terms and provisions hereof will be binding upon and will inure to the benefit of all Members and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

9.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such state, including all matters of construction, validity and performance. Each party to this Agreement acknowledges and agrees that, except solely for the Act, the laws of the State of Delaware or of any other state or authority having jurisdiction over the Company which pertain to limited liability companies shall not apply to this Agreement, and that the Act is the sole law pertaining to linlited liability companies that applies to this Agreement. Each party to this Agreement agrees to only bring suit in a court located in Orange County, California, and consents to personal jurisdiction therein.

9.6 Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which will constitute one and the same instrument.

9.7 Pronouns and Headings. As used herein, all pronouns will include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

9.8 Members Not Agents. Nothing contained herein will be construed to constitute any Member as the agent of another Member or in any marmer to limit the Members in the carrying on of their own respective businesses or activities.

9.9 Entire Understanding. This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

9.10 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid by such court, will not be affected thereby.

9.11 Further Assurances. Each of the Members will hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out tl1e intent and purpose of this Agreement and as are not inconsistent with the terms hereof. Recognizing that the Company may find it necessary from time to tinle to establish to third parties, such as accountants, baoks, mortgagees or the like, the then current status of performance hereunder, each Member agrees, upon the written request of the Manager to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements.

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9.12 Benefits of Agreement. No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member and nothing in this Agreement shall be deemed to create any right in any Person (other than the Manager with respect to indemnity under Section 4.8) not a party hereto. This Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in this Section 9.12. Notwithstanding anything to the contrary contained herein, the Lender and its successors or assigns are intended third-party beneficiaries of Section 4.2 of this Agreement and may enforce this Agreement against the Manager or the Members.

9.13 Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, and not withstanding any provision in this Agreement to the contrary, each of the Members, and any additional and substitute members admitted to the Company hereby irrevocably waives any right or power that such Person migbt have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the division, dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 3.5 hereof. The interest of each Member in the Company is personal property.

9.14 Power of Attorney. Each Member hereby constitutes and appoints the Manager, with full power of substitution and resubstitution, as his true and lawful agent and attorney in fact, with full power and authority in his name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates, documents and other instruments (including the Certificate of Formation of the Company), and all amendments thereof and hereof in accordance with the terms hereof which the Manager deems appropriate or necessary to form, qualify or continue the qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, or to effect the termination and dissolution of the Company pursuant to the terms of this Agreement; (b) all documents and instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms and of the documents and instrmnents described in clause (a); (c) all conveyances, documents and other instruments which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement or a transfer of Membership Interests pursuant to the terms of this Agreement; and (d) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to the terms of this Agreement. Each Member authorizes the Manager to take any further action that the Manager shall consider necessary in connection with any of the foregoing, hereby giving the Manager full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifies and confirms all that the Manager shall lawfully do, or cause to be done, by virtue thereof or hereof. The foregoing power of attorney is irrevocable and coupled with an interest and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his Membership Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

[SIGNATURE PAGE TO FOLLOW.]

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COUNTERPART SIGNATURE PAGE

OPERATING AGREEMENT

OF

APEX SOUTH CREEK DST, L.L.C.

IN WITNESS WHEREOF, the undersigned has executed this Operating Agreement this           day of _________________

MANAGER:

Apex South Creek ST, LLC, a Delaware limited liability company

By:
Name:
Its:

INDEPENDENT MANAGER:

Chris Sorensen

SPRINGING MEMBER 1:

SPRINGING MEMBER 2:

MEMBER:

Signature

Print Name

Address

City, State & Zip Code

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EXHIBIT A OF OPERATING AGREEMENT

OF APEX SOUTH CREEK DST, L.L.C.

NAME AND ADDRESS OF MEMBER	CAPITAL CONTRIBUTION	INITIAL CAPITAL ACCOUNT	MEMBERSHIP INTEREST

36

EXHIBIT B OF OPERATING AGREEMENT

OF APEX SOUTH CREEK DST, L.L.C.

SPE Provisions

Notwithstanding anything to the contrary contained herein, for so long as that certain first mortgage Joan in the original principal amonut of Forty-Five Million Nine Hnudred Ninety-Fonr Thousand and No/I 00 Dollars ($45,994,000) (the “Indebtedness”) made by Walker & Dunlop, LLC, a Delaware limited liability company (together with its successors ancVor assigns “Lender”) to the Company remains outstanding, in the event of any conflict between the provisions contained in this Exhibit B and the other provisions of this Agreement, the provisions of this Exhibit B shall control and govern. All capitalized terms used in this Exhibit B shall have the meaning ascribed to them in that certain Multifamily Loan and Security Agreement (the “Loan Agreement”), dated as of November 18, 2022 between the Company (“Borrower”) and Lender.

(a)

Single Purpose Entity Requirements. Until the Indebtedness is paid in full, Borrower will remain a “Single Purpose Entity,” which means a corporation, limited partnership, or limited liability company, that at all times since its formation and thereafter it will satisfy each of the following conditions:

(i)	It will not engage in any business or activity, other than the ownership or (subject to the Master Lease) operation and maintenance of the Mortgaged Property and activities incidental thereto.

(ii)	It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than assets related to the Mortgaged Property and such Personalty as may be necessary for the operation of the Mortgaged Property and will conduct and operate its business as presently conducted and operated.

(iii)	It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(iv)	It will not merge or consolidate with any other Person;

(v)	It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted nuder the Loan Documents; issue additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of the foregoing.

(vi)	It will not, without the prior unanimous written consent of all of Borrower’s partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of Managers of Borrower take any of the following actions:

(1)	File any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower be adjudicated bankrupt or insolvent.

(2)	Institute proceedings nuder any applicable insolvency Jaw.

(3)	Seek any relief nuder any law relating to relief from debts or the protection of debtors.

(4)	Consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower.

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(5)	File a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy or insolvency.

(6)	Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property.

(7)	Make any assignment for the benefit of creditors of Borrower.

(8)	Admit in writing Borrower’s inability to pay its debts generally as they become due.

(9)	Take action in furtherance of any of the foregoing.

(vii)

Except as permitted under the Loan Documents or with Lender’s prior written consent, it will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Exhibit B.

(viii)	It will not own any subsidiary or make any investment in, any other Person.

(ix)	Except as permitted under the Loan Documents, it will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(x)	Borrower will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the following:

(1)	The Indebtedness (and any further indebtedness as described in Section 11.11 of the Loan Agreement with regard to Supplemental Instruments).

(2)

Customary unsecured trade payables incurred in the ordinary course of operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred.

(3)	through (H) are reserved.

(4)	Reserved.

(xi)

It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apmt from those of any other Person and will not list its assets as assets on the :financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower from snch Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) such assets will also be listed on Borrower’s own separate balance sheet;

(xii)

Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower, Master Tenant or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties; provided that the Master Lease will not be deemed to violate this provision.

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(xiii)	It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(xiv)

Except as contemplated by the Loan Documents, it will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

(xv)	It will not malce or permit to remain outstanding any loans or advances to any otl1er Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(xvi)	It will file its own tax returns separate from those of any other Person, except if Borrower, (A) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or (B) is required by applicable law to file consolidated tax returns, and will pay any taxes required to be paid under applicable law.

(xvii)	It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person.

(xviii)	It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due; provided, however, nothing in this Section will require any member or partner of Borrower, Master Tenant or Borrower Principal to make any equity contribution to Borrower or Master Tenant, as applicable, or any other person.

(xix)	It will allocate fairly and reasonably shared expenses with Affiliates (including shared office space) and use separate stationery, invoices and checks bearing its own name.

(xx)	It will pay (or cause the Master Tenant or Property Manager, as applicable, to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds; provided, however, nothing in this Section will require any member or partner of Borrower, Master Tenant or Borrower Principal, to make any equity contribution to Borrower or Master Tenant, as applicable, or any other person.

(xxi)	It will not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable.

(xxii)	It will not permit any Affiliate or constituent party, other than Property Manager, independent access to its bank accounts.

(xxiii)	It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; provided, however, nothing in this Section will require any member or partner of Borrower, Master Tenant or Borrower Principal to make any equity contribution to Borrower or Master Tenant, as appliable, or any other person.

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(xxiv)	If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(1)	Be fonned and organized under Delaware law.

(2)

Have either one springing member that is a corporation or two springing members who are natural persons. If there is more than one springing member, only one springing member will be the sole member of Borrower at any one time, and the second springing member will become the sole member only upon the first springing member ceasing to be a member.

(3)

Otherwise comply with all Rating Agencies’ criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender).

(4)	At all times Borrower will have one and only one member.

(5)	Reserved.

(xxv)

If such entity is a single member limited liability company that is board-managed, such entity will have a board of Managers separate from that of Guarantor and any other Person and will cause its board of Managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

(xxvi)	Reserved

(xxxi)	Reserved.

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EXHIBITC

SPE Provisions

Notwithstanding anything to the contraiy contained herein, for so long as that certain first mortgage loan in the original principal amount of Forty-Five Million Nine Hundred Ninety-Four Thousand and No/100 Dollars ($45,994,000) (the “Indebtedness”) made by Walker & Dunlop, LLC, a Delaware limited liability company (together with its successors and/or assigns “Lender”) to the Trust remains outstanding, in the event of any conflict between the provisions contained in this Exhibit C and the other provisions of the Trust Agreement, the provisions of this Exhibit C shall control and govern. All capitalized terms used in this Exhibit C shall have the meaning ascribed to them in that certain Multifamily Loan and Security Agreement (the “Loan Agreement”), dated as of November 18, 2022 between the Trust (“Borrower”) and Lender.

(a) Single Purpose Entity Requirements. Until the Indebtedness is paid in full, each of Borrower, Master Tenant (if Borrower is a DST) and any SPE Equity Owner will remain a “Single Purpose Entity,” which means with respect to Borrower, a Delaware statutory trust or, following the Conversion Transfer, a limited liability company, and with respect to Master Tenant (if Borrower is a DST} or any SPE Equity Owner, a corporation, limited partnership or limited liability company, that at all times since its formation and thereafter it will satisfy each of the following conditions:

(i) It will not engage in any business or activity other than the ownership, or (as to the Borrower if Borrower is a DST, subject to the Master Lease) operation and maintenance of the Mortgaged Property and activities incidental thereto.

(ii) It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Property and such Personality as may be necessaiy for the operation of the Mortgaged Property and will conduct and operate its business as presently conducted and operated.

(iii) It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessaiy to observe organizational formalities.

(iv) It will not merge or consolidate with any other Person;

(v) Except as a result of a Conversion Transfer or with respect to Transfers permitted under the Loan Documents, it will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under the Loan Agreement (including without limitation, Transfers of beneficial interests in Borrower (if Borrower is a DST) permitted by Section 7.03(c) of the Loan Agreement, to the extent applicable); issne additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of the foregoing.

(vi) It will not, without the prior unanimous written consent of all of Borrower’s, Master Tenai1t’s (if Borrower is a DST) or SPE Equity Owner’s, as applicable, partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of Managers of Borrower or the SPE Equity Owner or in the event the Borrower is a DST, without the unanimous written consent of all of the Borrower’s trustees, including without limitation, the Independent Trustee, and such other entities as may be required under the Trust Agreement or other organizational documents or at law, take any of the following actions:

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(A) File any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower, Master Tenant (if Borrower is a DST) or any SPE Equity Owner be adjudicated bankrupt or insolvent.

(B) Institute proceedings under any applicable insolvency law.

(C) Seek any relief under any law relating to relief from debts or the protection of debtors.

(D) Consent to the filing or institution of a Bankruptcy against Borrower, Master Tenant (if Borrower is a DST) or any SPE Equity Owner.

(E) File a petition seeking, or consent to, reorganization or relief with respect to Borrower, Master Tenant (if Borrower is a DST) or any SPE Equity Owner under any applicable federal or state law relating to bankruptcy or insolvency.

(F) Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or Master Tenant (if Borrower is a DST) or a substantial part of its, or in the event Borrower is a DST, Master Tenant’s property or for any SPE Equity Owner or a substantial part of its property.

(G) Make any assignment for the benefit of creditors of Borrower, Master Tenant (if Borrower is a DST) or any SPE Equity Owner.

(H) Admit in writing Borrower’s, Master Tenant’s (if Borrower is a DST) or any SPE Equity Owner’s inability to pay its debts generally as they become due.

(I) Take action in furtherance of any of the foregoing.

(vii) Except as permitted under the Loan Documents or with Lender’s prior written consent, it will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Exhibit C.

(viii) It will not own any subsidiary or make any investment in, any other Person; provided that, if the Borrower is a DST, the reserves for capital expenditures and repairs required by the Master Lease will be deemed not to breach this provision.

(ix) Except as permitted under the Loan Documents, it will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(x) It will not, or in the event Borrower is a DST, permit Master Tenant to, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the following:

(A) The Indebtedness (aod any further indebtedness as described in Section 11.1I of the Loan Agreement with regard to Supplemental Instruments).

(B) Customary unsecured trade payables incurred in the ordinary course of owning aod operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred.

(C) through (H) are reserved.

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(!) And in the case of the Master Tenant, the payment of Rent under the Master Lease.

(xi) It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and will not list its assets as assets on the financial statement of any other Person; provided, however, that Borrower’s (or Master Tenant’s, as applicable) assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower (or Master Tenant, as applicable) from such Affiliate and to indicate that Bon-ower’s (or Master Tenant’s, as applicable) assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) such assets will also be listed on Borrower’s (or Master Tenant’s, as applicable) own separate balance sheet; provided, further, however, that ifBon-ower is a DST, this will have no impact on the ability of the applicable owner of a beneficial interest in Bon-ower to treat such owner as owning an undivided interest in the Borrower’s assets for income tax purposes.

(xii) Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Bon-ower, Master Tenant if Borrower is a DST, or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an ann’s-length basis with third parties; provided that if Borrower is a DST, the Master Lease will not be deemed to violate this provision.

(xiii) It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(xiv) Except as contemplated by the Loan Documents, it will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

(xv) It will not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(xvi) It will file its own tax returns separate from those of any other Person, except if Bon-ower or Master Tenant, as applicable (A) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or (B) is required by applicable law to file consolidated tax returns, and will pay any taxes required to be paid under applicable law.

(xvii) It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person.

(xviii) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due; provided, however, nothing in this Section (a)(xviii) will require any member or partner of Borrower, Master Tenant (if Borrower is a DST), as applicable, or any Bon-ower Principal to make any equity contribution to Borrower or Master Tenant, as applicable, or any other person.

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(xix) It will allocate fairly and reasonably shared expenses with Affiliates (including shared office space) and use separate stationery, invoices and checks bearing its own name.

(xx) It will pay (or cause the Master Tenant if Borrower is a DST or Property Manager, as applicable, to pay on behalf of Borrower from Borrower’s funds, or in the alternative and if Borrower is a DST, the Signat01y Trustee may, or may cause or permit the Master Tenant, to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds; provided, however, nothing in this Section (a)(xx) will require any member or partner of Borrower, Master Tenant (if Borrower is a DST), as applicable, or any Borrower Principal to malce any equity contribution to Borrower or Master Tenant, as applicable, or any other person.

(xxi) It will not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable.

(xxii) It will not permit any Affiliate or constituent party, other than Signatory Trustee, if Borrower is a DST, Master Tenant if Borrower is a DST, and Property Manager, independent access to its bank accounts.

(xxiii) It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; provided, however, nothing in this Section (a)(xxiii) will require any member or partner of Borrower, Master Tenant (if Borrower is a DST), as applicable, or any Borrower Principal to make any equity contribution to Borrower or Master Tenant, as applicable, or any other person.

(xxiv) If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(A) Be formed and organized under Delaware law.

(B) Have either one springing member that is a corporation or two springing members who are natural persons. If there is more than one springing member, only one springing member will be the sole member of Borrower, Master Tenant if Borrower is a DST or SPE Equity Owner (as applicable) at any one time, and the second springing member will become the sole member only upon the first springing member ceasing to be a member.

(C) Otherwise comply with all Rating Agencies’ criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender).

(D) At all times Borrower, Master Tenant if Borrower is a DST or SPE Equity Owner (as applicable) will have one and only one member.

(E) Intentionally Omitted

(xxv) If such entity is a single member limited liability company that is board-managed, such entity will have a board of Managers separate from that of Guarantor and any other Person and will cause its board of Managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

(xxvi) If an SPE Equity Owner is required pursuant to the Loan Agreement, if Borrower is (A) a limited liability company with more than one member, then Borrower has and will have at least one member that is an SPE Equity Owner that has satisfied and will satisfy the requirements of Section 6.13(b) of the Loan Agreement and such member is its managing member, or (B) a limited partnership, then all of its general partners are SPE Equity Owners that have satisfied and will satisfy the requirements set forth in Section 6.13(b) of the Loan Agreement.

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(xxvii) Reserved.

(xxviii) Reserved.

(xxix) If Borrower is a DST, Borrower will have independent director or manager and the Master Tenant will have two springing members.

(xxx) If Borrower is a DST, such entity will have at all times an Independent Trustee.

(xxxi) If Borrower is a DST and in the event of a Conversion Transfer, the applicable entity will have at least one member that must comply with this Exhibit C, including the requirement for a SPE Equity Owner had the Lender required one had the Borrower not originally been a DST, and the Sponsor must continue to have Control over the Borrower upon a Conversion.

(xxxii) If the Master Tenant is a single member limited liability company, such entity must comply with the requirements of this Exhibit C, including the requirements of Section (a)(xxiv), for a single member limited liability company, and Master Tenant will cause to be delivered Delaware single member limited liability company opinions acceptable in all respects to Lender.

(xxxiii) It will preserve its existence and remain in good standing under the laws of jurisdiction in which it is organized (except, in the case of the Borrower, as a result of a Conversion Transfer after which the Springing LLC must preserve its existence and remain in good standing tender the laws of jurisdiction in which it is organized).

(xxxiv) If Borrower is a DST, it will do all things necessary to observe organizational formalities and will not take any actions in violation of or inconsistent with the terms and provisions of the Trust Agreement or other applicable organizational documents.

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